Exhibit 99.1

Academy Sports + Outdoors Reports Second Quarter Fiscal 2025 Results
Updates Guidance

Second Quarter Sales Increase 3.3%; Comparable Sales Increase 0.2%

eCommerce Sales Increase 17.7%; New Stores Comping Positive Mid-Single Digits

Second Quarter Diluted GAAP EPS of $1.85

Opened Three New Stores in Florida, Virginia and West Virginia

Company Maintains High End of Guidance Range; Raises Low End

KATY, TEXAS (Globe Newswire — September 2, 2025) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the second quarter ended August 2, 2025.

"We were pleased to see sales inflect to a positive comp in the second quarter, driven by steady improvements in the business that are a result of the progress we continue to make against our strategic initiatives. Customers are gravitating to our diversified assortment and our value proposition is resonating with them, which has allowed us to pick up market share in the first half of the year," said Steve Lawrence, Chief Executive Officer. “As we head into the back half of the year, we believe momentum is building in the business and we are confident in our strategy and ability to come out of this year better positioned than ever to serve our customers and drive long-term growth.”

Second Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	August 2, 2025	August 3, 2024%
Net sales	$1,599.8	$1,549.0	3.3%
Comparable sales	0.2%	(6.9)%
Income before income tax	$164.8	$186.5	(11.6)%
Net income	$125.4	$142.6	(12.1)%
Adjusted net income (1)	$131.3	$148.6	(11.6)%
Earnings per common share, diluted	$1.85	$1.95	(5.1)%
Adjusted earnings per common share, diluted (1)	$1.94	$2.03	(4.4)%
(1) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Year-to-Date Operating Results ($ in millions, except per share data)	Twenty-Six Weeks Ended		Change
	August 2, 2025	August 3, 2024%
Net sales	$2,951.2	$2,913.2	1.3%
Comparable sales	(1.7)%	(6.4)%
Income before income tax	$227.9	$284.2	(19.8)%
Net Income	$171.5	$219.1	(21.7)%
Adjusted net income (1)	$182.9	$230.3	(20.6)%
Earnings per common share, diluted	$2.52	$2.93	(14.0)%
Adjusted earnings per common share, diluted (1)	$2.69	$3.08	(12.7)%
(1) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	As of		Change
Balance Sheet ($ in millions)	August 2, 2025	August 3, 2024%
Cash and cash equivalents	$300.9	$324.6	(7.3)%
Merchandise inventories, net(1)	$1,587.6	$1,366.6	16.2%
Long-term debt, net	$481.7	$483.6	(0.4)%
(1) As of August 2, 2025 inventory per store was up 4.5% in units and 8.2% in dollars.

	Twenty-Six Weeks Ended		Change
Capital Allocation ($ in millions)	August 2, 2025	August 3, 2024%
Share repurchases	$99.9	$222.3	(55.1)%
Dividends paid	$17.4	$16.1	8.1%

Subsequent to the end of the second quarter, on August 28, 2025, Academy's Board of Directors declared a quarterly cash dividend of $0.13 per share of common stock. The dividend is payable on October 9, 2025, to stockholders of record as of the close of business on September 11, 2025.
New Store Openings
Academy opened three new stores during the second quarter, bringing its total to 306 locations across 21 states. The Company plans to open a total of 20 to 25 stores in fiscal 2025.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the period	Number of stores opened during the period	Number of stores closed during the period	Total stores open at end of period
FY 2024	282	16	—	298
1st Quarter 2025	298	5	—	303
2nd Quarter 2025	303	3	—	306
Note: 21 new stores added LTM

Time Frame	Total gross square feet open at beginning of the period	Gross square feet for stores opened during the period	Gross square feet for stores closed during the period	Total gross square feet at the end of the period
FY 2024	19,679	925	—	20,604
1st Quarter 2025	20,604	275	—	20,879
2nd Quarter 2025	20,879	191	—	21,070
Note: Figures in thousands

Tariff Mitigation Actions
The Company believes that it has mostly offset the impact of the current incremental tariffs on its business for fiscal 2025. The Company deployed multiple tactics, including:

•Partnering with factories and vendors to absorb a portion of the incremental expense
•Working with overseas partners to shift country of origin where it made sense
•Adjusting unit buys where needed
•Pulling in additional inventory from brands that had available goods in domestic warehouses
•Utilizing our pricing optimization tool to create strategies to drive higher Average Unit Retails (AUR’s)

The Company believes these actions should mitigate the impact of the tariffs throughout the remainder of this year while still being able to serve customers by delivering a strong value proposition. In the event of additional tariffs, the Company will continue to develop strategies to offset any impacts utilizing the tactics described above.

2025 Outlook
"Sales for the second quarter continued to improve, and we saw meaningful acceleration in our strategic initiatives. In addition, we believe we now have additional visibility into tariff impacts and are well positioned to mitigate them," said Carl Ford, Chief Financial Officer. "Based on the results from the first half of the year and the expectations for the remainder of fiscal 2025, we are narrowing the low end of our sales guidance from -4.0% to -3.0%. The updated sales guidance range is -3.0% to positive 1.0%. We expect the tax rate for the year to be 23.5%.”

Academy is revising its previous guidance for fiscal 2025 as follows:

	Fiscal 2025 Guidance Q1 Update		Updated Fiscal 2025 Guidance
(in millions, except per share amounts)	Low end	High End	Low end	High end
Net sales	$5,970	$6,265	$6,000	$6,265

Comparable sales (1)	(4.0)%	1.0%	(3.0)%	1.0%

Gross margin rate	34.0%	34.5%	34.0%	34.5%

GAAP net income	$350	$410	$360	$410

Adjusted net income (2)	$375	$435	$380	$430

GAAP earnings per common share, diluted	$5.10	$5.90	$5.30	$6.00

Adjusted earnings per common share, diluted (2)	$5.45	$6.25	$5.60	$6.30

Diluted weighted average common shares	~69	~69	~68	~68

Capital Expenditures	$180	$220	$180	$220

Adjusted free cash flow (2), (3)	$250	$320	$250	$320

(1) We define comparable sales as the percentage of period-over-period net sales increase or decrease, in the aggregate, for stores open after thirteen full fiscal months, as well as for all eCommerce sales.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results and related matters. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13755467

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 1, 2025 (the "Annual Report"), filed on March 20, 2025 and our Quarterly Report for the thirteen weeks ended August 2, 2025 to be filed on September 2, 2025 ("the Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “anticipate,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2025 outlook under the caption “2025 Outlook”, the Company’s plans and expectations regarding tariff-mitigation actions, the Company’s strategic plans and financial objectives, including the implementation of such plans, the growth of the Company’s business and operations, including the opening of new stores and the expansion into new markets, as well as their performance, the Company’s payment of dividends, including the timing and amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and financial condition and the Company’s plans to reduce direct import cost exposure to China. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and higher interest rates, trade policy changes or additional tariffs or changes in tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6615
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	August 2, 2025	Percentage of Sales (1)	August 3, 2024	Percentage of Sales (1)
Net sales	$1,599,838	100.0%	$1,548,980	100.0%
Cost of goods sold	1,023,105	64.0%	990,255	63.9%
Gross margin	576,733	36.0%	558,725	36.1%
Selling, general and administrative expenses	404,352	25.3%	368,639	23.8%
Operating income	172,381	10.8%	190,086	12.3%
Interest expense, net	9,028	0.6%	9,071	0.6%
Other income, net	1,480	0.1%	5,531	0.4%
Income before income taxes	164,833	10.3%	186,546	12.0%
Income tax expense	39,399	2.5%	43,958	2.8%
Net income	$125,434	7.8%	$142,588	9.2%

Earnings Per Common Share:
Basic	$1.89		$1.99
Diluted	$1.85		$1.95

Weighted Average Common Shares Outstanding:
Basic	66,539		71,829
Diluted	67,689		73,289
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Twenty-Six Weeks Ended
	August 2, 2025	Percentage of Sales (1)	August 3, 2024	Percentage of Sales (1)
Net sales	$2,951,247	100.0%	$2,913,200	100.0%
Cost of goods sold	1,915,645	64.9%	1,898,681	65.2%
Gross margin	1,035,602	35.1%	1,014,519	34.8%
Selling, general and administrative expenses	793,956	26.9%	722,050	24.8%
Operating income	241,646	8.2%	292,469	10.0%
Interest expense, net	18,072	0.6%	18,557	0.6%
Write off of deferred loan costs	—	—%	449	0.0%
Other income, net	4,287	0.1%	10,735	0.4%
Income before income taxes	227,861	7.7%	284,198	9.8%
Income tax expense	56,343	1.9%	65,145	2.2%
Net income	$171,518	5.8%	$219,053	7.5%

Earnings Per Common Share:
Basic	$2.57		$3.00
Diluted	$2.52		$2.93

Weighted Average Common Shares Outstanding:
Basic	66,831		72,911
Diluted	68,043		74,651
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	August 2, 2025	February 1, 2025	August 3, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$300,860	$288,929	$324,568
Accounts receivable - less allowance for doubtful accounts of $1,874, $2,752 and $2,080, respectively	19,181	16,759	12,812
Merchandise inventories, net	1,587,624	1,308,840	1,366,616
Prepaid expenses and other current assets	78,257	95,621	108,392
Total current assets	1,985,922	1,710,149	1,812,388

PROPERTY AND EQUIPMENT, NET	584,045	525,136	470,752
RIGHT-OF-USE ASSETS	1,206,207	1,173,075	1,103,242
TRADE NAME	579,330	579,007	578,550
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	58,559	51,676	47,506
Total assets	$5,275,983	$4,900,963	$4,874,358

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$803,309	$612,424	$704,578
Accrued expenses and other current liabilities	266,021	230,323	259,069
Current lease liabilities	139,678	115,134	124,628
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,212,008	960,881	1,091,275

LONG-TERM DEBT, NET	481,738	482,679	483,617
LONG-TERM LEASE LIABILITIES	1,217,217	1,185,741	1,083,390
DEFERRED TAX LIABILITIES, NET	270,502	256,815	252,919
OTHER LONG-TERM LIABILITIES	19,368	10,812	10,763
Total liabilities	3,200,833	2,896,928	2,921,964

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 66,625,266, 68,332,961, and 70,915,916 issued and outstanding as of August 2, 2025, February 1, 2025, and August 3, 2024, respectively.	666	683	709
Additional paid-in capital	255,517	247,094	244,584
Retained earnings	1,818,967	1,756,258	1,707,101
Stockholders' equity	2,075,150	2,004,035	1,952,394
Total liabilities and stockholders' equity	$5,275,983	$4,900,963	$4,874,358

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$171,518	$219,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,171	57,771
Non-cash lease expense	22,487	7,271
Equity compensation	15,144	14,093
Amortization of deferred loan and other costs	1,292	1,279
Deferred income taxes	13,686	(1,876)
Write off of deferred loan costs	—	449
Changes in assets and liabilities:
Accounts receivable, net	(2,421)	6,559
Merchandise inventories, net	(278,784)	(172,457)
Prepaid expenses and other current assets	15,311	(24,943)
Other noncurrent assets	(7,617)	(7,462)
Accounts payable	178,381	153,613
Accrued expenses and other current liabilities	29,395	19,073
Income taxes payable	7,526	19,801
Other long-term liabilities	8,958	(1,201)
Net cash provided by operating activities	236,047	291,023

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(107,576)	(73,425)
Purchases of intangible assets	(323)	(314)
Net cash used in investing activities	(107,899)	(73,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	—	3,900
Repayment of Revolving Credit Facilities	—	(3,900)
Repayment of Term Loan	(1,500)	(1,500)
Debt issuance fees	—	(5,690)
Proceeds from exercise of stock options	2,646	3,575
Proceeds from issuance of common stock under employee stock purchase program	2,781	2,819
Taxes paid related to net share settlement of equity awards	(3,748)	(3,412)
Repurchase of common stock for retirement	(99,031)	(220,325)
Dividends paid	(17,365)	(16,103)
Net cash used in financing activities	(116,217)	(240,636)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,931	(23,352)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	288,929	347,920
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$300,860	$324,568

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands).

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income	$125,434	$142,588	$171,518	$219,053
Interest expense, net	9,028	9,071	18,072	18,557
Income tax expense	39,399	43,958	56,343	65,145
Depreciation and amortization	31,021	28,918	61,171	57,771
Equity compensation (a)	7,602	7,955	15,144	14,093
Write off of deferred loan costs	—	—	—	449
Adjusted EBITDA	$212,484	$232,490	$322,248	$375,068
Less: Depreciation and amortization	(31,021)	(28,918)	(61,171)	(57,771)
Adjusted EBIT	$181,463	$203,572	$261,077	$317,297

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income	$125,434	$142,588	$171,518	$219,053
Equity compensation (a)	7,602	7,955	15,144	14,093
Write off of deferred loan costs	—	—	—	449
Tax effects of these adjustments (b)	(1,717)	(1,901)	(3,745)	(3,333)
Adjusted Net Income	$131,319	$148,642	$182,917	$230,262

Earnings per common share:
Basic	$1.89	$1.99	$2.57	$3.00
Diluted	$1.85	$1.95	$2.52	$2.93
Adjusted earnings per common share:
Basic	$1.97	$2.07	$2.74	$3.16
Diluted	$1.94	$2.03	$2.69	$3.08
Weighted average common shares outstanding:
Basic	66,539	71,829	66,831	72,911
Diluted	67,689	73,289	68,043	74,651

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b) For the thirteen and twenty-six weeks ended August 2, 2025 and August 3, 2024, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.
Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 31, 2026	Fiscal Year Ending January 31, 2026
Net Income	$360.0	$410.0
Equity compensation (a)	$20.0	$20.0
Adjusted Net Income	$380.0	$430.0

Earnings Per Common Share, Diluted	$5.30	$6.00
Equity compensation (a)	$0.30	$0.30
Adjusted Earnings Per Common Share, Diluted	$5.60	$6.30

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$78,575	$91,346	$236,047	$291,023
Net cash used in investing activities	(56,911)	(41,384)	(107,899)	(73,739)
Adjusted Free Cash Flow	$21,664	$49,962	$128,148	$217,284